================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------

                                  FORM 8-K/A


                                CURRENT REPORT
                                  Pursuant to
                            Section 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  December 10, 1996

                           ------------------------
                        AMERICAN MEDICAL RESPONSE, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                      1-11196                    04-3147881

(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)


                            2821 SOUTH PARKER ROAD
                                  10th Floor
                            Aurora, Colorado 80014

         (Address, of principal executive offices, including zip code)


                                (303) 614-8500

              (Registrant's Telephone number including area code)

                           ------------------------

     The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated December 23, 1996 as follows:

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
            ------------------------------------------------------------------

       (A)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            (i)  Financial Statements of STAT Healthcare, Inc. and Subsidiaries
                 --------------------------------------------------------------
                 for the Year Ended December 31, 1995
                 ------------------------------------

                 Independent Auditors' Report.

                 Consolidated Balance Sheet.

                 Consolidated Statement of Income.

                 Consolidated Statement of Changes in Stockholders' Equity.

                 Consolidated Statement of Cash Flows.

                 Notes to Financial Statements.

           (ii)  1996 Interim Financial Statements of STAT Healthcare, Inc. and
                 --------------------------------------------------------------
                 Subsidiaries
                 ------------

                 Consolidated Balance Sheets as of September 30, 1996 and 1995 (unaudited).

                 Consolidated Statements of Income for the Quarters Ended September 30, 1996 and 1995 and Nine Months Ended September 30, 1996 and 1995 (unaudited).

                 Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1996 and 1995 (unaudited).

                 Notes to Interim Consolidated Financial Statements (unaudited).

       (b)       PRO FORMA FINANCIAL INFORMATION.

                 Introduction.

                 Pro Forma Combined Balance Sheet at September 30, 1996 (unaudited).

                 Pro Forma Combined Statement of Earnings for the Year Ended December 31, 1995, and the Nine Months ended September 30, 1996 and 1995 (unaudited).

                 Notes to the Unaudited Pro Forma Combined Financial Statements.

       (c)    EXHIBITS.


Exhibit Number                   Title
--------------                   -----

        2.1         Agreement and Plan of Merger dated          Previously filed
                    as of October 7, 1996 (the "Merger
                    Agreement"), by and among American
                    Medical Response, Inc. (the
                    "Registrant"), SHI Acquisition Corp.,
                    and STAT Healthcare, Inc., including
                    a list of schedules and exhibits to
                    the Merger Agreement.

        23          Consent of KPMG Peat Marwick LLP.           Filed herewith

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
STAT Healthcare, Inc.:

  We have audited the accompanying consolidated balance sheet of STAT Healthcare, Inc. and subsidiaries (the Company) as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of STAT Healthcare, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Houston, Texas
August 9, 1996

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995


                   ASSETS
Cash and cash equivalents....................  $ 2,538,000
Accounts receivable, net (notes 5 and 8).....    4,565,000
Notes receivable (note 6)....................      266,000
Inventories (note 8).........................      103,000
Prepaid and other current assets.............      709,000
                                               -----------
    Total current assets.....................    8,181,000
Property and equipment, net (notes 7 and 8)..    2,261,000
Other non-current assets.....................      133,000
                                               -----------
    Total assets.............................  $10,575,000
                                               ===========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt (note 8)...  $    88,000
Current portion of capital lease obligations
 (note 9)....................................       48,000
Accrued physicians' fees.....................      706,000
Accounts payable.............................      925,000
Accrued liabilities..........................      513,000
Distributions payable........................      283,000
                                               -----------
    Total current liabilities................    2,563,000
Long-term debt (note 8)......................      156,000
Long-term capital lease obligations (note
 9)..........................................    1,484,000
                                               -----------
    Total liabilities........................    4,203,000
                                               -----------
Stockholders' equity (notes 8, 11 and 12):
  Common stock, $.01 par value.
   Authorized 40,000,000 shares; issued and
    outstanding 14,823,332 shares............      148,000
  Capital in excess of par value.............    4,204,000
  Retained earnings..........................    2,020,000
                                               -----------
    Total stockholders' equity...............    6,372,000
                                               -----------
Commitments and contingencies (notes 9, 13
 and 15)
    Total liabilities and stockholders'
     equity..................................  $10,575,000
                                               ===========

          See accompanying notes to consolidated financial statements.

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1995


Net service revenues (note 4)............ $23,141,000
                                          -----------
Operating expenses:
  Professional medical fees..............   9,241,000
  Human resources........................   4,640,000
  Supplies...............................   1,818,000
  Billing and collection costs...........   1,461,000
  Outside services and other.............     970,000
  Liability insurance....................     706,000
  Furniture and equipment................     400,000
  Occupancy..............................     139,000
                                          -----------
    Total operating expenses.............  19,375,000
                                          -----------
    Operating income.....................   3,766,000
Interest income..........................      75,000
Interest expense.........................    (225,000)
Other income.............................      29,000
                                          -----------
    Income before income taxes...........   3,645,000
Income taxes (note 10)...................     347,000
                                          -----------
    Net income...........................   3,298,000
Proforma income taxes (note 2)...........     892,000
                                          -----------
    Proforma net income.................. $ 2,406,000
                                          ===========
    Proforma net income per common share
     (note 2)............................ $      0.20
                                          ===========
Number of shares used in computing
 proforma net income per common share....  11,897,371
                                          ===========


          See accompanying notes to consolidated financial statements.

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                         YEAR ENDED DECEMBER 31, 1995

                           PREFERRED STOCK       COMMON STOCK
                          ------------------  -------------------
                          SHARES    AMOUNT      SHARES    AMOUNT  PAR VALUE   EARNINGS      EQUITY
                          -------  ---------  ---------- -------- ---------- -----------  -----------
Balances at December 31,
 1994...................   74,000    370,000   6,183,552   62,000    589,000     758,000    1,779,000
Initial public offering
 of common stock, net of
 issuance cost..........      --         --    1,250,000   12,000  3,243,000         --     3,255,000
Conversion of 10%
 secured notes to common
 stock..................      --         --       93,332    1,000     17,000         --        18,000
Conversion of Series A,
 Convertible Preferred
 stock to common stock..  (74,000)  (370,000)  1,480,000   15,000    355,000         --           --
Capital contributions...      --         --    5,816,448   58,000        --      (31,000)      27,000
Distributions to
 shareholders...........      --         --          --       --         --   (2,005,000)  (2,005,000)
Net income..............      --         --          --       --         --    3,298,000    3,298,000
                          -------  ---------  ---------- -------- ---------- -----------  -----------
Balances at December 31,
 1995...................      --   $     --   14,823,332 $148,000 $4,204,000 $ 2,020,000  $ 6,372,000
                          =======  =========  ========== ======== ========== ===========  ===========


          See accompanying notes to consolidated financial statements.

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1995


Cash flows from operating activities:
 Net income................................  $ 3,298,000
                                             -----------
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization............      360,000
  Changes in assets and liabilities:
   (Increase) in net accounts receivable...   (2,183,000)
   (Increase) in inventories...............      (40,000)
   (Increase) in prepaid and other current
    assets.................................     (566,000)
   (Increase) in organization and start-up
    costs..................................      (68,000)
   (Increase) in other non-current assets..       (9,000)
   Decrease in accrued physicians' fees....      (18,000)
   Increase in accounts payable............      573,000
   Increase in accrued liabilities.........      245,000
   Increase in distributions payable.......      283,000
                                             -----------
   Total adjustments.......................   (1,423,000)
                                             -----------
     Net cash provided by operating
      activities...........................    1,875,000
                                             -----------
Cash flows from investing activities:
 Increase in notes receivable..............     (258,000)
 Purchase of property and equipment........     (548,000)
                                             -----------
     Net cash used in investing
      activities...........................     (806,000)
                                             -----------
Cash flows from financing activities:
 Capital contributions.....................       27,000
 Proceeds from sale of common stock........    3,255,000
 Distributions to shareholders.............   (2,005,000)
 Issuance of long-term debt................      278,000
 Repayment of long-term debt...............     (249,000)
 Repayment of convertible secured notes....     (332,000)
 Repayments of capital lease obligations...     (209,000)
 Decrease in deferred offering costs.......      234,000
                                             -----------
     Net cash provided by financing
      activities...........................      999,000
                                             -----------
Net increase in cash and cash equivalents..    2,068,000
Cash and cash equivalents at beginning of
 year......................................      470,000
                                             -----------
Cash and cash equivalents at end of year...  $ 2,538,000
                                             ===========

          See accompanying notes to consolidated financial statements.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

(1) BUSINESS OF THE COMPANY AND ORGANIZATION

 Business of the Company

  STAT Healthcare, Inc. (STAT) was incorporated in the state of Delaware on July 29, 1994. STAT provides emergency medical management services. On June 24, 1996, STAT, through a successor entity formed for the purpose of effecting a business combination, acquired all the common stock and partnership interests of AmHealth Corporation and its related health care entities (AmHealth) (see note 3). AmHealth provides disease management services focused primarily on ailments associated with diabetes. STAT and AmHealth merged into the successor entity which became the parent and registrant and which then changed its name to STAT Healthcare, Inc.

 Consolidated Financial Statements

  The merger of STAT and AmHealth has been accounted for as a pooling of interests. Accordingly, the consolidated financial statements of STAT Healthcare, Inc. and subsidiaries (the Company) have been restated to include the accounts and results of operations of both STAT and AmHealth for all periods presented.

  Following the merger, the Company is an integrated disease management and medical services company which provides a continuum of disease management services primarily to patients with end-stage renal disease and also provides physician practice management services to hospital-based emergency departments.

 Operations and Organization of STAT

  Upon incorporation in July 1994, STAT negotiated a Management Agreement with South Texas Acute Trauma Physicians, P.A. (STAT Physicians). The Management Agreement became effective September 1, 1994 and is perpetual. The Management Agreement has no termination or cancellation provisions. In addition, the Company has the ability to control the designation of physician owner(s) of STAT Physicians. Prior to the merger with AmHealth, the Company's income was derived exclusively from revenues associated with the Management Agreement, less direct expenses paid by the Company on behalf of STAT Physicians, as provided in the Management Agreement and less the operating expenses of the Company. Additionally, on September 1, 1994, the Company assumed the employment of all personnel previously employed at STAT Physicians and the operating costs associated therewith from that date forward.

  Prior to the merger with AmHealth, the Company operated in a single business segment, emergency medical management services. The Company's principal business related to management and administrative services provided to those engaged in physician staffing of hospital emergency departments. At December 1995, the Company managed contracts for physician services with 11 hospitals primarily located in the Houston greater metropolitan area. Under these contracts, 24-hour physician coverage of the emergency departments is provided.

  Physicians providing services are independent contractors to STAT Physicians and are paid monthly on a basis of fixed hourly rates. As independent contractors, these physicians are responsible for their own income and Social Security taxes as well as workers compensation insurance.

  The contracts between STAT Physicians and hospitals are generally written for an initial term of two years and automatically renew for extended periods after the initial term. STAT Physicians' contractual arrangements with hospitals are principally fee-for-service contracts under which the Company bills and collects the professional component of medical services on behalf of STAT Physicians. At December 31, 1995, all contracts were fee-for-service contracts.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995


 Operations and Organization of AmHealth

  AmHealth operates in two business segments, kidney dialysis services and healthcare management services. It operates outpatient kidney dialysis facilities, provides management services for hospital-based hyperbaric oxygen therapy facilities, and provides management and personnel services to outpatient home health providers in the Rio Grande Valley of south Texas.

  The AmHealth entities, their pre-merger structure and their dates of inception are as follows:

                     ENTITY                       STRUCTURE   DATE OF INCEPTION
                     ------                       ---------   -----------------
   Management operations:
     AmHealth Corporation.....................  S Corporation     Oct 1992
   Kidney dialysis center operations:
     AmHealth Enterprises of the Valley,
      Inc. ...................................  S Corporation     Oct 1992
     AmHealth Kidney Center of the Valley,
      Ltd. ...................................    Partnership     Apr 1993
     Starr Dialysis Center, Ltd. .............    Partnership     Nov 1993
     Weslaco Kidney Center, Ltd. .............    Partnership     Jun 1994
     Mission Kidney Center, Ltd. .............    Partnership     Aug 1995
     Brownsville Kidney Center, Ltd. .........    Partnership     Apr 1996
   Healthcare management operations:
     Southwestern Infusion Healthcare, Ltd. ..    Partnership     Jun 1994
     AmHealth Ambulatory Services, Inc. ......  C Corporation     Apr 1995
     AmHealth Ambulatory Healthcare, Ltd. ....    Partnership     Apr 1995
     Brownsville Hyperbaric Healthcare,
      Ltd. ...................................    Partnership     May 1995
     AmHealth Medical Management, Ltd. .......    Partnership     Jun 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the accounts of STAT Healthcare, Inc., AmHealth Corporation and its related health care entities (all wholly-owned), and the results of operations of STAT Physicians since September 1, 1994, the effective date of the Company's Management Agreement with STAT Physicians.

  Because of the existence of a parent-subsidiary relationship by means other than record ownership of STAT Physicians' voting stock and because of the unilateral control, notwithstanding the lack of technical majority ownership, which the Company has over the assets and operation of STAT Physicians, consolidation of its results of operations is necessary to present fairly the results of operations of the Company.

  All significant intercompany balances and transactions have been eliminated in consolidation.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

 Cash Equivalents

  Investments in highly liquid, short-term instruments purchased with original maturities of three months or less are deemed to be cash equivalents.

 Service Revenues and Accounts Receivable

  Patient service revenues are recorded at established billing rates, net of an allowance for contractual adjustments and a provision for uncollectible accounts. Management services revenue for hospital and home health agency accounts are recorded net of an allowance for doubtful accounts.

  Patient accounts receivable are reduced to an estimated realizable value taking into consideration contractual adjustments mandated by payors (Medicare, Medicaid and private insurers) and expected write-offs of uncollectible accounts. These estimates are based upon management judgements and historical experience.

 Inventories

  Inventories, consisting primarily of dialysis and pharmacy supplies, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

 Property and Equipment

  Property and equipment are stated at cost and are depreciated using the straight-line depreciation method over the estimated useful lives of the assets by class: minor equipment, 3 years; major equipment, 5 years; improvements, 5 years.

  Equipment under capital lease is stated at the lesser of the present value of the minimum lease payments or the fair value of the leased property at the inception of the lease. Equipment under capital lease is amortized using the straight-line method over the term of the leases which is 4 to 7 years. Buildings and land under capital lease are stated at the fair value of the properties and are amortized using the straight-line method over the term of the lease which is 10 years.

 Organization and Start-Up Costs

  Organization and start-up costs have been capitalized and are being amortized using the straight-line method over five years.

 Deferred Offering Costs

  Deferred offering costs totaling $234,000 at December 31, 1994 were combined with additional offering costs incurred during 1995 and were recorded as a reduction of the proceeds from the initial public offering of common stock during 1995.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

 Deferred Acquisition Costs

  Costs incurred to effect an expected pooling of interests business combination are deferred and charged to expense in the period that the business combination is consummated. If a plan of combination is abandoned, costs that have been deferred are expensed. At December 31, 1995, deferred acquisition costs of $134,000 were included in prepaid and other current assets. These costs were combined with additional acquisition costs incurred in 1996 and were expensed in the second quarter of 1996 when the AmHealth merger was consummated.

 Income Taxes

  The Company utilizes the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Prior to consummation of the merger, each of the AmHealth entities (except AmHealth Ambulatory Services, Inc.) was a partnership or had elected to be treated as an S Corporation. Accordingly, each entity's income or loss was allocated to that entity's shareholders or partners for inclusion in their personal federal income tax returns. No federal income taxes were assessed to any of the entities (except AmHealth Ambulatory Services, Inc.), and accordingly, no provision for federal income taxes for these entities has been reflected in the accompanying consolidated statements of income prior to consummation of the merger. AmHealth Ambulatory Services, Inc. began operations in April 1995. Taxable income of this corporation from its date of inception through December 31, 1995 was not material.

 Net Income Per Common Share

  Net income per common share is computed based on the sum of STAT and AmHealth common and common equivalent shares calculated as follows:

  . STAT. From inception through the date of STAT's initial public offering, the number of common and common equivalent shares is computed as if all shares were outstanding for the entire period, less the number of treasury shares assumed to have been purchased (at the initial offering price of STAT's common stock) from the proceeds of actual sales of stock. Following the initial public offering, the number of common and common equivalent shares is computed based on the weighted average number of common shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock.

  . AmHealth. The number of common and common equivalent shares is computed based on the number of shares of the Company's common stock issued to the shareholders or partners of each AmHealth entity upon consummation of the merger, as if such shares were outstanding since the date of inception for each entity.

 Pro Forma Net Income and Pro Forma Net Income Per Share

  Pro forma income taxes are calculated to reflect the effect of income taxes not otherwise payable by the AmHealth entities which were partnerships or S Corporations prior to consummation of the merger. The pro

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

forma income taxes are based on an effective rate of 34%. Pro forma net income per share is computed based on the pro forma net income amount.

 Fair Value of Financial Instruments

  Methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

  . Cash equivalents, trade accounts receivable, notes receivable and payables--The carrying amounts approximate fair value because of the short maturity of these instruments.

  . Long-term debt--The carrying amount approximates fair value because the notes generally have an adjustable interest rate based on the prime rate.

(3) MERGER

  On June 24, 1996, the Company acquired all the common stock and partnership interests of AmHealth Corporation and its related health care entities (AmHealth) for 11,200,000 shares of the Company's common stock. AmHealth operates outpatient kidney dialysis facilities, provides management services for hospital-based hyperbaric oxygen therapy facilities, and provides management and personnel services to outpatient home health providers in the Rio Grande Valley of south Texas. The transaction has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements for all periods presented have been restated to include the accounts of AmHealth.

  Separate and combined results of STAT and AmHealth during the year ended December 31, 1995 (period preceding the merger) were as follows:

   Net service revenues:
     STAT.................................. $14,124,000
     AmHealth..............................   9,017,000
                                            -----------
       Combined............................ $23,141,000
                                            ===========
   Net income:
     STAT.................................. $   674,000
     AmHealth..............................   2,624,000
                                            -----------
       Combined............................   3,298,000
     Proforma income taxes.................    (892,000)
                                            -----------
       Proforma net income................. $ 2,406,000
                                            ===========

(4) NET SERVICES REVENUES

  Under the contracts between STAT Physicians and the hospitals and under the Company's Management Agreement with STAT Physicians, the Company has the ability, subject to hospital concurrence, to establish the rates to be billed to patients for services provided. Gross service revenues represent the billed value of physician services provided at hospital locations, and patient service and management services revenue recorded at established billing rates. Billings discounts represent the difference between gross service revenues and the amount which is ultimately expected to be received. These discounts relate principally to contractual adjustments

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

mandated by payors such as Medicare and Medicaid and also to contracted arrangements with private insurers. Discounts also include provisions for indigent patients without the means of paying for services provided.

  Gross service revenues and billings discounts for the year ended December 31, 1995 are as follows:

   Gross service revenues.............. $ 40,143,000
   Billings discounts..................  (17,002,000)
                                        ------------
   Net service revenues................ $ 23,141,000
                                        ============

  Service revenues have been primarily generated in south Texas and the Houston greater metropolitan area. Although subject to individual contracts, net service revenues derived from hospitals which, at December 31, 1995, were owned by Columbia/HCA Healthcare Corporation accounted for 41% of 1995 net service revenues.

(5) ACCOUNTS RECEIVABLE

  Accounts receivable at December 31, 1995 are as follows:

   Gross patient accounts receivable....... $ 8,892,000
   Allowance for contractual adjustments...  (2,938,000)
                                            -----------
     Estimated accounts receivable.........   5,954,000
   Allowance for doubtful accounts.........  (1,882,000)
                                            -----------
     Net patient accounts receivable.......   4,072,000
   Other accounts receivable...............     371,000
   Due from STAT Physicians................     122,000
                                            -----------
     Accounts receivable, net.............. $ 4,565,000
                                            ===========

(6) NOTES RECEIVABLE

  Notes receivable at December 1995 are as follows:

   Non interest-bearing note receivable from Mission
    Medical Properties................................. $ 50,000
   Note receivable from officer/shareholders, interest
    at 6%, due October 31, 1996........................  200,000
   Other...............................................   16,000
                                                        --------
     Notes receivable.................................. $266,000
                                                        ========

  Mission Medical Properties leases buildings and land under capital leases to the Company and is owned by certain stockholders of the Company.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

(7) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1995 are as follows:

   Land and buildings.......................  $  969,000
   Equipment and furnishings................   1,705,000
   Improvements.............................     155,000
                                              ----------
                                               2,829,000
     Less accumulated depreciation and amor-
      tization..............................    (568,000)
                                              ----------
       Property and equipment, net..........  $2,261,000
                                              ==========

  Depreciation and amortization of property and equipment charged to operations was $338,000 during the year ended December 31, 1995.

(8) LONG-TERM DEBT

  Long-term debt at December 31, 1995 is as follows:

   Revolving credit payable to bank, due in
    quarterly installments of $9,375 plus
    interest through March 1999; interest at
    prime plus .5%.............................   122,000
   Note payable to TransAmerican Insurance
    Finance, due January 1, 1996; interest at
    11.64%.....................................     4,000
   Note payable to bank, due April 2, 1996;
    interest at prime plus 1%..................    10,000
   Noninterest-bearing note payable to Palmco,
    Inc., for construction allowance on leased
    building, due April 1, 1996................     4,000
   Note payable to bank, due October 30, 1997;
    interest at prime plus 1%..................     6,000
   Note payable to bank, due June 15, 1998;
    interest at prime plus 1%..................    48,000
   Note payable to bank, due November 6, 1999;
    interest at prime plus 1%..................    50,000
                                                 --------
     Total debt................................   244,000
     Less current portion......................   (88,000)
                                                 ========
     Long-term debt............................  $156,000
                                                 ========

  Convertible secured notes were issued for $350,000 in October and November 1994 in connection with a bridge financing. A total of $332,000 was repaid and the balance of $18,000 was converted to common stock in connection with STAT's initial public offering during 1995. The conversion of convertible secured notes to common stock is a non cash investing and financing transaction and is excluded from the 1995 consolidated statement of cash flows.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

  The revolving credit payable to bank and notes payable to bank are secured by the Company's accounts receivable, inventories and equipment. Long-term debt totaling $240,000 at December 31, 1995 was guaranteed by a stockholder of the Company.

  Future payments of long-term debt at December 31, 1995 are as follows:

     1996.............................................................. $ 88,000
     1997..............................................................   66,000
     1998..............................................................   68,000
     1999..............................................................   22,000
                                                                        --------
                                                                        $244,000
                                                                        ========

  Cash paid for interest was $214,000 during the year ended December 31, 1995.

(9) LEASE OBLIGATIONS

  Future minimum lease payments under capital leases, together with the present value of the net minimum lease payments, at December 31, 1995 are as follows:

     1996........................................................... $  476,000
     1997...........................................................    426,000
     1998...........................................................    341,000
     1999...........................................................    261,000
     2000...........................................................    203,000
     Later years....................................................    781,000
                                                                     ----------
     Total minimum lease payments...................................  2,488,000
     Less amount representing interest..............................   (956,000)
                                                                     ----------
     Present value of net minimum lease payments....................  1,532,000
       Less current portion.........................................    (48,000)
                                                                     ----------
       Long-term capital lease obligations.......................... $1,484,000
                                                                     ==========

  At December 31, 1995, the Company's capital lease obligations include amounts payable to entities owned or controlled by stockholders of the Company. Total payments to these entities under the capital leases were $147,000 for the year ended December 31, 1995.

  On September 10, 1995, the Company entered into an agreement to lease a facility located in Brownsville, Texas, to be constructed and owned by an entity owned by stockholders of the Company. Lease payments begin 45 days after completion and are $7,600 per month for a term of 120 months. Based on an estimated fair market value of $490,000 and the terms of the lease, the lease will be a capital lease.

  Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1995 are as follows:

     1996............................................................. $265,000
     1997.............................................................  268,000
     1998.............................................................  121,000
     1999.............................................................   16,000
                                                                       --------
     Total minimum lease payments..................................... $670,000
                                                                       ========

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

  Rental expense under operating leases was $60,000 for the year ended December 31, 1995.

  Obligations under capital lease incurred for property and equipment were $605,000 during the year ended December 31, 1995. These non cash investing and financing transactions have been excluded from the consolidated statements of cash flows.

(10) INCOME TAXES

  Income taxes for the years ended December 31, 1995 are as follows:

   Federal................................................ $330,000
   State..................................................   17,000
                                                           --------
     Total................................................ $347,000
                                                           ========

  The actual income tax expense for the years ended December 31, 1995 differs from the expected federal income tax computed by applying the U.S. corporate rate of 34% to income before income taxes as follows:

   Computed "expected" tax expense............ $1,239,000
   Taxes on income earned and reported by
    shareholders of S corporations and
    partners of partnerships..................   (892,000)
   Increase in tax resulting from
    nondeductible expenses....................      2,000
   State tax provision, net of federal
    benefit...................................     11,000
   Other......................................    (13,000)
                                               ----------
     Actual income tax expense................ $  347,000
                                               ==========

  For the year ended December 31, 1995, there were no significant temporary differences which created deferred tax assets or liabilities. Refundable income taxes of $31,000 are included in other current assets at December 31, 1995. Income taxes of $440,000 were paid during the year ended December 31, 1995.

(11) CAPITAL STOCK

  Authorized capital stock of the Company consists of 5,000,000 shares of $.01 par value preferred stock and 40,000,000 shares of $.01 par value common stock. In September 1994, STAT sold 74,000 shares of Series A convertible preferred stock (Preferred Stock) to STAT Physicians for $370,000. The Preferred Stock was converted into common stock at a rate of 20 shares of common stock for each share of Preferred Stock (1,480,000 common shares) upon the completion of STAT's initial public offering of common stock in 1995. The conversion of Preferred Stock into common stock is a non cash investing and financing transaction and is excluded from the 1995 consolidated statement of cash flows.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

  At December 31, 1995, shares of common stock are reserved for issuance in connection with the future exercise of Class A warrants to purchase common stock at the price of $4.50 per share (734,166 shares) and underwriter warrants for 125,000 shares of common stock at $5.44 per share. These warrants were issued in connection with STAT's initial public offering of common stock and the related conversion of 10% convertible secured notes. Additionally, at December 31, 1995, 300,000 shares of common stock are reserved for issuance in connection with the Company's stock option plan.

(12) STOCK OPTION PLAN

  The Company has a stock option plan, providing for the granting of incentive stock options or nonqualified stock options, for the benefit of its employees and directors. Under this plan, options may be granted to purchase an aggregate of 300,000 shares of common stock at no less than 100% (90% in the event of a nonqualified stock option) of the fair market value of the common stock at the time of the grant. At December 31, 1995, 10,000 unoptioned shares were available for granting. All options which have been granted expire five years from the date of grant. Information relating to stock options is as follows:

                                               NUMBER OF
                                                OPTIONS  OPTION PRICE PER SHARE
                                               --------- ----------------------
   Outstanding at December 31, 1994...........      --             --
   Granted....................................  290,000        $2.88-3.17
                                                -------
   Outstanding at December 31, 1995...........  290,000        $2.88-3.17
                                                =======
   Shares exercisable at December 31, 1995....    2,500          $3.00
                                                =======        ==========

(13) COMMITMENTS AND CONTINGENT LIABILITIES

  The Company has certain pending and threatened litigation and claims incurred in the ordinary course of business; however, management believes that the probable resolution of such contingencies will not materially affect the liquidity, the financial position, or the results of the Company's operations.

  The Company procures professional liability insurance on behalf of STAT Physicians which provides coverage on a claims-made basis during the policy period. The coverage is purchased on a "slot" basis and extends to the Company, to STAT Physicians and to contract physicians who perform services. Individual policies are not provided to physicians; however, they must be prequalified for coverage as a routine credentialing process. If a claims-made policy is not renewed or replaced by a new policy which provides coverage retroactively, it becomes necessary to purchase an extended reporting period endorsement. Management intends to renew the existing claims-made policy and in the past has either renewed or successfully purchased retroactive coverage.

  Although the Company does not directly contract with hospitals or physicians for the provision or procurement of medical services, its contractual relationship with STAT Physicians exposes it to potential claims from litigants. Accordingly, the Company is named as an additional insured under the professional liability coverage of STAT Physicians.

  Effective October 1, 1995, the Company established a 401(k) plan (the Plan) for its employees. The Plan allows participants with at least one year of prior service to make elective deferrals of up to 15% of their

                     STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

compensation. The Plan also allows discretionary matching employer contributions as well as additional discretionary contributions which shall be allocated to each eligible employee in proportion to his or her compensation as a percentage of the compensation of all eligible employees. Employer contributions vest at the rate of 20% per year of service. No discretionary contributions were made to the Plan by the Company during the year ended December 31, 1995.

(14) BUSINESS SEGMENTS

  The Company operates in three business segments; emergency services, kidney dialysis services and health care management services. Information by business segment as of and for the year ended December 31, 1995 is as follows:

Net service revenues:
  Emergency services....................... $14,124,000
  Kidney dialysis..........................   6,262,000
  Healthcare management....................   2,755,000
                                            -----------
    Total.................................. $23,141,000
                                            ===========
Operating income:
  Emergency services....................... $   977,000
  Kidney dialysis..........................   1,715,000
  Healthcare management....................   1,120,000
  General corporate........................     (46,000)
                                            -----------
    Total.................................. $ 3,766,000
                                            ===========
Identifiable assets:
  Emergency services....................... $ 5,860,000
  Kidney dialysis..........................   3,642,000
  Healthcare management....................     970,000
  General corporate........................     103,000
                                            -----------
    Total.................................. $10,575,000
                                            ===========
Depreciation and amortization:
  Emergency services....................... $    16,000
  Kidney dialysis..........................     301,000
  Healthcare management....................      40,000
  General corporate........................       3,000
                                            -----------
    Total.................................. $   360,000
                                            ===========
Capital expenditures:
  Emergency services....................... $   112,000
  Kidney dialysis..........................     742,000
  Healthcare management....................     282,000
  General corporate........................      17,000
                                            -----------
    Total.................................. $ 1,153,000
                                            ===========

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1995

(15) SUBSEQUENT EVENTS

  In January 1996 the Company reached an agreement with the Greater Houston Division of Columbia/HCA Healthcare Corporation (Columbia) to provide emergency medicine services to all but one of Columbia's emergency departments in the Greater Houston Division. This agreement will result in the addition of nine hospitals to the Company's service base between February 1 and July 1, 1996 resulting in a total of 18 hospitals served (16 of which are owned by Columbia). The contract for services relating to this agreement was finalized in April 1996. The Houston Division hospitals (15) are covered by this contract which has an initial term of two years and which renews automatically. This contract will account for a significant portion of the Company's net service revenues and operating expenses.

  On January 31, 1996, and in conjunction with the Columbia agreement noted above, the Company acquired the rights to a one-hospital contract for the provision of emergency department medical services. Consideration paid for the contract and certain non-competition covenants consisted of $960,000 in cash and 52,174 shares of the Company's common stock. Up to an additional $100,000 may be paid in each of the three twelve-month periods following the acquisition of the contract based on profits realized at that hospital.

  On February 1, 1996, the Company acquired intangible assets of Amedica, Ltd. (Amedica) in a transaction that will be accounted for by the purchase method of accounting. Amedica provides healthcare services relating to the management of independent physician associations. Consideration paid consisted of $200,000 in cash and 15,730 shares of the Company's common stock.

  Unaudited financial information of Amedica as of December 31, 1995 and for the year then ended is as follows:

   Balance sheet information:
     Current assets................................................ $   128,000
     Total assets..................................................     135,000
     Current liabilities...........................................      25,000
     Total liabilities.............................................     150,000
     Partners' capital.............................................     (15,000)
                                                                    ===========
   Operations information:
     Revenue....................................................... $   439,000
     Expenses......................................................     518,000
     Net loss......................................................     (79,000)
                                                                    ===========

  Unaudited proforma results of operations for the year ended December 31, 1995, giving effect to the Amedica acquisition as though it had occurred on January 1, 1995, are as follows:

   Net service revenues............................................ $23,580,000
   Net income......................................................   3,222,000
                                                                    ===========
   Net income per common share..................................... $      0.20
                                                                    ===========

  STAT was advised in May 1996 that the common stock (67,904 shares, with an ascribed value of $310,000) issued in connection with the acquisitions described in this note, may have been issued in violation of Section 5 of the Securities Act. Such a violation would entitle the recipients to recission rights. In July 1996, the Company offered the right of recission, which right included the payment of the ascribed value plus accrued interest from

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                               DECEMBER 31, 1995

the acquisition dates, to the recipients. The recipients declined such offer and asserted their right to exchange their STAT common stock for common stock of the Company pursuant to the merger and exchange agreement between STAT and AmHealth. Accordingly, the $310,000 will be reported as permanent equity.

  In June 1996, stockholders of STAT and stockholders and partners of AmHealth approved the New STAT Healthcare, Inc. 1996 Stock Incentive Plan under which 1,500,000 shares of common stock of the Company became reserved for future issuance to officers, employees, consultants and non-employee directors of the Company. The 290,000 options outstanding at December 31, 1995 (see note 12) are considered to be options outstanding under this 1996 plan.

  On July 22, 1996, the Company signed a commitment letter for a $6,500,000 bank credit facility comprised of a $3,000,000 revolving line of credit and a $3,500,000 three year, non-revolving line of credit. The formal agreement is expected to be finalized during August 1996 and pursuant to the commitment agreement will provide for interest at prime. Borrowings under the lines will be collateralized by security interests in the Company's accounts receivable and in capital assets.

                    STAT Healthcare, Inc. and Subsidiaries

                         Interim Financial Statements

                              September 30, 1996

           U.S. Securities and Exchange Commission
                   Washington, D.C. 20549
            STAT HEALTHCARE, INC. AND SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEETS
           SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                                                               Sep 30,       Dec 31,
                                                                                 1996          1995
                                                                             (unaudited)    (audited)
                                                                             ------------  ------------
         ASSETS
Cash and cash equivalents.................................................   $ 1,376,000   $ 2,538,000
Accounts receivable, net..................................................     8,962,000     4,565,000
Notes receivable..........................................................       200,000       266,000
Inventories...............................................................       102,000       103,000
Prepaid and other current assets..........................................       148,000       709,000
                                                                             -----------   -----------
         Total current assets.............................................    10,788,000     8,181,000
Property and equipment, net...............................................     3,494,000     2,261,000
Intangible assets, net....................................................     1,931,000            --
Other non-current assets..................................................       425,000       133,000
                                                                             -----------   -----------
         Total assets.....................................................   $16,638,000   $10,575,000
                                                                             ===========   ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt.........................................   $ 2,482,000    $    88,000
Current portion of capital lease obligations..............................       343,000         48,000
Accrued physicians' fees..................................................     1,346,000        706,000
Accounts payable..........................................................     1,120,000        925,000
Accrued liabilities.......................................................     1,401,000        513,000
Distributions payable.....................................................            --        283,000
                                                                             -----------    -----------
    Total current liabilities.............................................     6,692,000      2,563,000
Long-term debt............................................................       283,000        156,000
Long-term capital lease obligations.......................................     1,620,000      1,484,000
                                                                             -----------   ------------
    Total liabilities.....................................................     8,595,000      4,203,000
                                                                             -----------    -----------

Stockholders' equity:
 Preferred stock, $.01 par value.  Authorized
   5,000,000 shares; no shares outstanding................................            --             --
 Common Stock, $.01 par value.  Authorized
   40,000,000 shares; issued and outstanding,
   14,975,412 and 14,823,332, respectively................................       150,000        148,000
 Capital in excess of par value...........................................     4,890,000      4,204,000
 Retained earnings........................................................     3,003,000      2,020,000
                                                                             -----------    -----------
    Total stockholders' equity............................................     8,043,000      6,372,000
Commitments and contingencies
    Total liabilities and stockholders' equity                               $16,638,000    $10,575,000
                                                                             ===========   ============

  See accompanying notes to unaudited consolidated financial statements.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                  QUARTERS ENDED SEPTEMBER 30, 1996 AND 1995
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                           Quarter          Quarter      Nine months    Nine months
                                                                            ended            ended           ended          ended
                                                                         Sep 30, 1996    Sep 30, 1995   Sep 30, 1996   Sep 30, 1995
                                                                         ------------    ------------   ------------   ------------
Net service revenues..................................................   $10,643,000    $ 6,148,000    $27,304,000    $16,523,000
                                                                         ------------    ------------   ------------   ------------
Operating expenses:
 Professional medical fees............................................     4,746,000      2,367,000     11,440,000      6,915,000
 Human resources......................................................     2,000,000      1,352,000      5,513,000      2,979,000
 Supplies.............................................................       589,000        473,000      1,726,000      1,296,000
 Billing and collection costs.........................................       617,000        395,000      1,613,000      1,092,000
 Liability insurance..................................................       254,000        195,000        707,000        519,000
 Other costs..........................................................       683,000        453,000      1,674,000      1,006,000
                                                                         ------------    ------------   ------------   ------------
    Total operating expenses..........................................     8,889,000      5,235,000     22,673,000     13,807,000
                                                                         ------------    ------------   ------------   ------------
    Operating income..................................................     1,754,000        913,000      4,631,000      2,716,000
Interest income.......................................................         5,000         25,000         23,000         26,000
Interest expense......................................................      (110,000)       (81,000)      (255,000)      (130,000)
Reorganization costs..................................................            --             --     (1,269,000)            --
                                                                         ------------    ------------   ------------   ------------
    Income before income taxes........................................     1,649,000        857,000      3,130,000      2,612,000
Income taxes..........................................................       594,000        111,000        550,000        292,000
                                                                         ------------    ------------   ------------   ------------
    Net income........................................................   $ 1,055,000    $   746,000    $ 2,580,000    $ 2,320,000
                                                                         ===========     ============   ============   ============
Proforma income taxes.................................................            --        180,000        577,000        596,000
                                                                         ------------    ------------   ------------   ------------
    Proforma net income...............................................   $ 1,055,000    $   566,000    $ 2,003,000    $ 1,724,000
                                                                         ============    ============   ============   ============
    Proforma net income per common share..............................         $0.07          $0.04          $0.13          $0.16
                                                                         ============    ============   ============   ============
Number of shares used in computing
proforma net income per share.........................................    15,444,000     14,465,000     15,402,000     10,893,000
                                                                         ============    ============   ============   ============

    See accompanying notes to unaudited consolidated financial statements.

                    STAT HEALTHCARE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                            Nine months       Nine months
                                                                               ended             ended
                                                                            Sep 30, 1996      Sep 30, 1995
                                                                            ------------      ------------
Cash flows from operating activities:
 Net income...............................................................  $  2,580,000      $  2,320,000
                                                                            ------------      ------------
 Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:-
    Depreciation and amortization.........................................       412,000           237,000
    Increase in deferred tax liability....................................        50,000               --
    Changes in assets and liabilities:
     Increase in net accounts receivable..................................    (4,397,000)       (1,850,000)
     Decrease (increase) in inventories...................................         1,000           (18,000)
     Decrease in prepaid and other current assets.........................       561,000            59,000
     Decrease (increase) in other non-current assets......................       133,000           (76,000)
     Increase (decrease) in accrued physicians' fees......................       640,000           (16,000)
     Increase in accounts payable.........................................       195,000            78,000
     Increase in accrued liabilities......................................       888,000           259,000
     Increase (decrease) in distributions payable.........................      (283,000)          420,000
                                                                            ------------      ------------
     Total Adjustments....................................................    (1,800,000)         (907,000)
                                                                            ------------      ------------
      Net cash provided by
       operating activities...............................................       780,000         1,413,000
                                                                            ------------      ------------

Cash flows from investing activities:
   Purchase of HEMA assets................................................      (960,000)              --
   Purchase of Amedica assets.............................................      (200,000)              --
   Increase (decrease) in notes receivable................................        66,000           (56,000)
   Purchase of property and equipment.....................................    (1,533,000)         (518,000)
                                                                            ------------      ------------
      Net cash used in investing activities...............................    (2,627,000)         (574,000)
                                                                            ------------      ------------

Cash flows from financing activities:
   Proceeds from sale of common stock.....................................       328,000         3,516,000
   Distributions to shareholders..........................................    (1,415,000)       (1,426,000)
   Net borrowings under line of credit agreement..........................     1,835,000               --
   Issuance of long-term debt.............................................       317,000           228,000
   Repayment of long-term debt............................................      (243,000)         (552,000)
   Repayments of capital lease obligations................................      (137,000)         (131,000)
                                                                            ------------      ------------
      Net cash provided by financing activities...........................       685,000         1,635,000
                                                                            ------------      ------------

Net decrease in cash and cash equivalents.................................    (1,162,000)        2,474,000
Cash and cash equivalents at beginning of period..........................     2,538,000           470,000
                                                                            ------------      ------------
Cash and cash equivalents at end of period................................  $  1,376,000      $  2,944,000
                                                                            ============      ============

    See accompanying notes to unaudited consolidated financial statements.

                             STAT HEALTHCARE, INC.
                               AND SUBSIDIARIES
              Notes to Interim Consolidated Financial Statements
                              September 30, 1996


(1)  Financial Statement Presentation

        The accompanying consolidated financial statements of STAT Healthcare, Inc. and subsidiaries (the Company) present financial information as of September 30, 1996 and December 31, 1995, and for the three and nine month periods ended September 30, 1996 and 1995. Because these financial statements are unaudited and do not include all disclosures required by generally accepted accounting principles, they should be read in conjunction with the Company's audited supplemental consolidated financial statements which were filed on the Company's Form 8-K dated August 9, 1996. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial information for the periods reported have been made. Results of operations for the three and nine month periods ended September 30, 1996 are not necessarily indicative of the results that may be achieved for the year ending December 31, 1996.

        Consolidated income statement and cash flow information combines the results of operations and cash flows of the Company, its subsidiaries and its affiliated physician groups.

(2)  Net Income Per Common Share

        Net income per common share is computed based on the number of common and common equivalent shares of the Company. Equivalent shares are attributable to outstanding warrants and options to purchase common shares.

                                   PRO FORMA

                         COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements give effect to the merger of American Medical Response, Inc. and STAT Healthcare, Inc. as if the transaction was accounted for as a pooling of interests and occurred, for balance sheet purposes, on September 30, 1996 and, for statements of earnings purposes, on January 1, 1995. These unaudited pro forma combined financial statements should be read in conjunction with American's and STAT's consolidated financial statements and notes thereto that are either incorporated herein by reference or included elsewhere herein. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of American's future results.

  The pro forma combined financial statements do not include any one-time, nonrecurring Merger-related costs, nor do they incorporate any benefits from any potential cost savings or synergies following the Merger.

                        AMERICAN MEDICAL RESPONSE, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                      AMERICAN  STAT   COMBINED
                                                      -------- ------- --------
                       ASSETS
Cash................................................. $ 15,042 $ 1,376 $ 16,418
Accounts receivable..................................  129,873   8,962  138,835
Other current assets.................................   45,217     450   45,667
                                                      -------- ------- --------
  Total current assets...............................  190,132  10,788  200,920
                                                      -------- ------- --------
Property & equipment.................................   76,458   3,494   79,952
                                                      -------- ------- --------
Goodwill.............................................  307,951   1,931  309,882
Other assets.........................................    9,444     425    9,869
                                                      -------- ------- --------
  Total assets....................................... $583,985 $16,638 $600,623
                                                      ======== ======= ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses................ $ 94,538 $ 3,867 $ 98,405
Current maturities of debt...........................   23,660   2,825   26,485
                                                      -------- ------- --------
  Total current liabilities..........................  118,198   6,692  124,890
                                                      -------- ------- --------
Long-term debt.......................................   34,824   1,903   36,727
Convertible subordinated notes.......................  125,000     --   125,000
Other liabilities....................................   11,621     --    11,621
                                                      -------- ------- --------
  Total liabilities..................................  289,643   8,595  298,238
                                                      -------- ------- --------
Stockholders' equity.................................  294,342   8,043  302,385
                                                      -------- ------- --------
  Total liabilities and stockholders' equity......... $583,985 $16,638 $600,623
                                                      ======== ======= ========


             See notes to pro forma combined financial statements.

                        AMERICAN MEDICAL RESPONSE, INC.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                  AMERICAN  STAT(1)    COMBINED
                                                  --------  -------    --------
Total revenue.................................... $483,846  $29,802    $513,648
                                                  --------  -------    --------
Operating expenses:
  Salaries and benefits..........................  245,142   14,047     259,189
  Uncompensated care.............................   92,345    6,661      99,006
  Other operating expenses.......................   77,875    4,940      82,815
  Depreciation...................................   15,671      388      16,059
  Amortization of intangibles....................    5,288      --        5,288
  Restructuring..................................   23,000      --       23,000
                                                  --------  -------    --------
    Total operating expenses.....................  459,321   26,036     485,357
                                                  --------  -------    --------
Earnings from operations.........................   24,525    3,766      28,291
  Interest expense, net..........................    3,222      121       3,343
                                                  --------  -------    --------
Earnings before income taxes.....................   21,303    3,645      24,948
  Income taxes...................................   10,866      347      11,213
                                                  --------  -------    --------
    Net earnings................................. $ 10,437  $ 3,298    $ 13,735
                                                  ========  =======    ========
PRO FORMA DATA

Historical net earnings.......................... $ 10,437  $ 3,298    $ 13,735
Salaries and benefits............................      (96)     --          (96)
Income taxes.....................................     (417)     892         475
                                                  --------  -------    --------
  Net earnings................................... $ 10,950  $ 2,406    $ 13,356
                                                  ========  =======    ========
Earnings per common share:
  Primary........................................ $   0.60  $  0.01    $   0.61
                                                  ========  =======    ========
  Fully diluted.................................. $   0.60  $  0.01    $   0.61
                                                  ========  =======    ========
Weighted average common shares outstanding:
  Primary........................................   18,126    3,920(2)   22,046
                                                  ========  =======    ========
  Fully diluted..................................   18,126    3,920(2)   22,046
                                                  ========  =======    ========

             See notes to pro forma combined financial statements.

                        AMERICAN MEDICAL RESPONSE, INC.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    AMERICAN STAT(1)   COMBINED
                                                    -------- --------  --------
Total revenue...................................... $490,177 $ 38,122  $528,299
                                                    -------- --------  --------
Operating expenses:
  Salaries and benefits............................  244,296   16,814   261,110
  Uncompensated care...............................   93,862   10,816   104,678
  Other operating expenses.........................   76,805    5,443    82,248
  Depreciation.....................................   16,158      412    16,570
  Amortization of intangibles......................    7,086      --      7,086
  Merger costs.....................................      --     1,269     1,269
                                                    -------- --------  --------
    Total operating expenses.......................  438,207   34,754   472,961
                                                    -------- --------  --------
Earnings from operations...........................   51,970    3,368    55,338
  Interest expense, net............................    7,587      238     7,825
                                                    -------- --------  --------
Earnings before income taxes.......................   44,383    3,130    47,513
  Income taxes.....................................   19,804      550    20,354
                                                    -------- --------  --------
    Net earnings................................... $ 24,579 $  2,580  $ 27,159
                                                    ======== ========  ========
PRO FORMA DATA
Historical net earnings............................ $ 24,579 $  2,580  $ 27,159
Income taxes.......................................      --       577       577
                                                    -------- --------  --------
    Net earnings................................... $ 24,579 $  2,003  $ 26,582
                                                    ======== ========  ========
Earnings per common share:
  Primary.......................................... $   1.20 $  (0.11) $   1.09
                                                    ======== ========  ========
  Fully diluted.................................... $   1.18 $  (0.10) $   1.08
                                                    ======== ========  ========
Weighted average common shares outstanding:
  Primary..........................................   20,398    3,920(2) 24,318
                                                    ======== ========  ========
  Fully diluted....................................   23,299    3,920(2) 27,219
                                                    ======== ========  ========

             See notes to pro forma combined financial statements.

                        AMERICAN MEDICAL RESPONSE, INC.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                 AMERICAN  STAT (1)    COMBINED
                                                 --------  --------    --------
Total revenue................................... $337,647  $23,132     $360,779
                                                 --------  -------     --------
Operating expenses:
  Salaries and benefits.........................  171,396   10,007      181,403
  Uncompensated care............................   64,938    6,609       71,547
  Other operating expenses......................   54,743    3,569       58,312
  Depreciation..................................   10,756      250       11,006
  Amortization of intangibles...................    3,004      --         3,004
                                                 --------  -------     --------
    Total operating expenses....................  304,837   20,435      325,272
                                                 --------  -------     --------
Earnings from operations........................   32,810    2,697       35,507
  Interest expense, net.........................    1,403       85        1,488
                                                 --------  -------     --------
Earnings before income taxes....................   31,407    2,612       34,019
  Income taxes..................................   14,527      292       14,819
                                                 --------  -------     --------
    Net earnings................................ $ 16,880  $ 2,320     $ 19,200
                                                 ========  =======     ========
PRO FORMA DATA
Historical net earnings......................... $ 16,880  $ 2,320     $ 19,200
Salaries and benefits...........................      (96)     --           (96)
Income taxes....................................     (417)     596          179
                                                 --------  -------     --------
    Net earnings................................ $ 17,393  $ 1,724     $ 19,117
                                                 ========  =======     ========
Earnings per common share:
  Primary....................................... $   0.99  $ (0.10)    $   0.89
                                                 ========  =======     ========
  Fully diluted................................. $   0.99  $ (0.10)    $   0.89
                                                 ========  =======     ========
Weighted average common shares outstanding:
  Primary.......................................   17,622    3,920(2)    21,542
                                                 ========  =======     ========
  Fully diluted.................................   17,622    3,920(2)    21,542
                                                 ========  =======     ========

             See notes to pro forma combined financial statements.

        NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Certain amounts of STAT Healthcare, Inc. have been reclassified to conform with American Medical Response, Inc.'s financial statement presentation.

(2) Represents the number of shares issued in exchange for each share of STAT Healthcare, Inc.'s common stock outstanding.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AMERICAN MEDICAL RESPONSE, INC.




                                       By __________________________________
                                          William George
                                          General Counsel and Vice President



Date:  January __, 1997

                                EXHIBITS INDEX


Exhibit Number            Description
--------------            -----------

        2.1         Agreement and Plan of Merger dated          Previously filed
                    as of October 7, 1996 (the "Merger
                    Agreement"), by and among American
                    Medical Response, Inc. (the
                    "Registrant"), SHI Acquisition Corp.,
                    and STAT Healthcare, Inc., including
                    a list of schedules and exhibits to
                    the Merger Agreement.

        23          Consent of KPMG Peat Marwick LLP.           Filed herewith